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                                 EXHIBIT (g)(2)
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                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
                    THE NATIONWIDE SEPARATE ACCOUNT TRUST AND
                              THE FIFTH THIRD BANK

                          (EFFECTIVE DECEMBER 27, 2000)
Total  Return  Fund
Capital  Appreciation  Fund
Government  Bond  Fund
Money  Market  Fund
Nationwide  Small  Company  Fund
J.P. Morgan NSAT Balanced Fund (formerly 'Nationwide Balanced Fund') Federated NSAT Equity Income Fund (formerly 'Nationwide Equity Income Fund') Nationwide Global 50 Fund (formerly 'Nationwide Global Equity Fund') Federated NSAT High Income Bond Fund (formerly 'Nationwide High Income Bond Fund')
MAS NSAT Multi Sector Bond Fund (formerly 'Nationwide Multi Sector Bond Fund') Nationwide Small Cap Value Fund
Dreyfus NSAT Mid Cap Index Fund (formerly 'Nationwide Mid Cap Index Fund') Nationwide Small Cap Growth Fund (formerly 'Nationwide Select Advisers Small
   Cap  Growth  Fund')
Strong NSAT Mid Cap Growth Fund (formerly 'Nationwide Strategic Growth Fund') Nationwide Strategic Value Fund
Nationwide  Income  Fund
Turner NSAT Growth Focus Fund (formerly 'Nationwide Growth Focus Fund II') Gartmore NSAT Millennium Growth Fund (formerly 'Nationwide New Economy Fund II') Gartmore Global Technology and Communications Fund (formerly 'Nationwide Global
   Technology  and  Communications  Fund  II')
Nationwide  Global  Life  Sciences  Fund  II
Gartmore  NSAT  Emerging  Markets  Fund
Gartmore  NSAT  International  Growth  Fund
Gartmore  NSAT  Global  Leaders  Fund
Gartmore  NSAT  European  Growth  Fund
Gartmore  NSAT  Global  Small  Companies  Fund
Gartmore  NSAT  OTC  Fund


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